                       Joint Filing and Consent Agreement

     This Joint Filing and Consent Agreement (this "Agreement") is made and
                                                    ---------
entered into as of the 30th day of November, 2001 by and among James Egide, R.J. Pittman, C.R. Fedrick, James Thompson, Ken Nagel, Stanton Jones, William Isetta as Trustee for the Anne Marie Egide Judice Endowment and Chad Evans. The parties to this Agreement are each referred to as a "Shareholder" and collectively referred to as the "Shareholders".

                                    RECITALS

     This Agreement is entered into with reference to the following facts, objectives, and definitions:

     A. Each of the Shareholders is a holder, or has voting power with respect to, shares of common stock, $.0001 par value ("Common Stock"), of Digital
Courier Technologies, Inc. (the "Company").    The shares of Common Stock that
each Shareholder owns or may come to own during the term of this Agreement, or over which each Shareholder has voting control or comes to have voting power during the term of this Agreement, are hereinafter referred to as the "Shares."

     B. The Shareholders desire to act collectively in order to remove the existing board of directors of the Company and replace them with three nominees designated by the Shareholders. In order to replace the board of directors, the Shareholders will execute written consents, and seek written consents from other shareholders, that remove and replace the current board of directors of the Company.

     C. The Shareholders have received and reviewed a copy of the Preliminary Consent Statement on Schedule 14A (draft dated 11/30/2001) (the "Consent Statement") with respect to their replacement of the current directors and a copy of the form of Majority Consent of Shareholders (the "Consent") attached to the Consent Statement.

     D. The Shareholders are entering into this Agreement in order to establish a means for coordinating filings with the Securities and Exchange Commission (the "SEC") and in order to set forth their agreement with respect to the Consent Statement, the Consent and the effort to replace the board of directors of the Company.

                                   AGREEMENT


     NOW, THEREFORE, in consideration of this Agreement and of the covenants and conditions contained in this Agreement, the Shareholders represent, warrant, covenant and agree as follows:

     1.  Joint Filing Agreement.  As of result of the covenants set forth in
         ----------------------
this Agreement, each of the Shareholders may be required, from time to time, to file or amend statements ("Section 13 Reports") pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC. The Shareholders may be eligible, from time to time, to file
Section 13 Reports jointly pursuant to Rule 13d-1(f) under the Exchange Act. Each of the Shareholders agrees that any Section 13 Report filed with the SEC that is executed by such Shareholder or a duly authorized attorney-in-fact for such Shareholder shall be deemed to be filed on behalf of such Shareholder.

     2.  Power of Attorney. Attached as hereto as Exhibit A is a Limited Power
         -----------------                        ---------
of Attorney
appointing James Egide as attorney-in-fact with respect to Section 13 Reports filed pursuant to and consistent with this Agreement. The Shareholders may, but are not required to, execute such Limited Power of Attorney in order to streamline the process of signing Section 13 Reports and any amendments thereto.

     3.  Agreement to Vote the Shares.  Each Shareholder shall (a) execute and
         ----------------------------
deliver to the Company (or James Egide for delivery for the Company), and shall at no time revoke, the Consent and any additional written consents of shareholders proposed by a majority of the Shareholders and substantially in the form of the Consent, (b) vote all of the Shares over which such Shareholder has voting power in favor of all resolutions, proposals or other transactions proposed by a majority of the Shareholders that are substantially identical to the resolutions included in the Consent or that would tend to facilitate approval of the Consent, and (c) vote of the Shares over which the Shareholder has voting power against any resolution, proposal or transaction agreement that would impede, interfere with, delay, postpone, or attempt to discourage the Consent or any resolution, proposal or transaction substantially identical to the Consent.

     4.  Grant of Irrevocable Proxy.  Each Shareholder hereby irrevocably
         --------------------------
appoints James Egide or any designee of James Egide as the lawful agent, attorney, and proxy of such Shareholder, during the term of this Agreement, to
(a) vote the Shares over which such Shareholder has voting power in favor of the Consent, (b) vote all of the Shares over which such Shareholder has voting power in favor of resolutions, proposals or other transactions proposed by a majority of the Shareholders that are substantially identical to the resolutions included in the Consent or that would, in the judgment of Mr. Egide or his designee, tend to facilitate approval of the Consent, and (c) vote the Shares over which the Shareholder has voting power against any action or agreement that would impede, interfere with, delay, postpone, or attempt to discourage the Consent or any resolution, proposal or transaction substantially identical to the Consent.

     5.  Representations and Warranties of the Shareholders.  Each of the
         --------------------------------------------------
Shareholders represents, warrants and covenants to the other Shareholders that
(i) the Shareholder has reviewed the Consent Statement and that each statement in the Consent Statement relating to the Shareholder is true, correct, complete and does not omit any information necessary to make it not misleading, (ii) the Shareholder has the unrestricted right to vote the Shares listed as being beneficially owned by such Shareholder in the section of the Consent Statement entitled "Security Ownership of Proponent Group, Nominees, Management and Certain Stockholders," (iii) the Shareholder has full power and authority to make, enter into, and carry out the terms of this Agreement; (iv) the execution, delivery, and performance of this Agreement by the Shareholder will not violate any other agreement to which the Shareholder (or the underlying owner of the Shares) is a party, including, without limitation, any voting agreement, shareholder agreement, or voting trust; (v) when executed by the Shareholder, this Agreement will constitute a legal, valid, and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms,
(vi) the Shareholder has taken and shall take, or decline to take, all such actions as are necessary to cause each of subsection (ii), (iii), (iv) and (v) to be true and correct at all times during the term of this Agreement.

     6.  Term.  The term of this Agreement shall commence on the date this
         ----
Agreement is signed by all of the Shareholders and continue until the earliest of (a) the date that the Consent becomes effective, (b) June 30, 2002 and (c) the date all of the Shareholders agree in writing to terminate this Agreement. After the end of the term, each of the Shareholders shall sign such amendments to any Section 13 Reports on as are necessary in order to reflect the termination of the intent of the Shareholders to act as a group with respect to the Shares.

     7.  Further Assurances.  Each Shareholder shall do and perform or cause to
         ------------------
be done and

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

performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, or documents as a majority of the Shareholders shall reasonably request from time to time in order to carry out the intent and purposes of this Agreement. No Shareholder shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to such Shareholder as set forth in this Agreement.

     8.  Injunctive Relief.  The Shareholders intend and agree that the
         -----------------
provisions of this Agreement shall be specifically enforceable against all of the Shareholders parties hereto. The Shareholders acknowledge that it is impossible to measure in money the damages that will accrue to one or more of them by reason of the failure of any of them to abide by the provisions of this Agreement, that every such provision is material, and that in the event of any such failure, the other Shareholders will not have an adequate remedy at law or damages. Therefore, if any Shareholder shall institute any action or proceeding to enforce the provisions of this Agreement, in addition to any other relief, the court in such action or proceeding may grant injunctive relief against any Shareholder found to be in breach or violation of this Agreement, as well as or in addition to any remedies at law or damages, and such Shareholder waives the claim or defense in any such action or proceeding that the Shareholder bringing such action has an adequate remedy at law, and such Shareholder shall not argue or assert in any such action or proceeding the claim or defense that such remedy at law exists.

     9.  Court Modification.  Should any portion of this Agreement be declared
         ------------------
by a court of competent jurisdiction to be unreasonable, unenforceable, or void for any reason, the involved court shall modify the applicable provision(s) of this Agreement so as to be reasonable or as is otherwise necessary to make this Agreement enforceable and valid and to protect the interests of the Shareholders intended to be protected by this Agreement to the maximum extent possible.

     10. Other Agreements. This Agreement may be executed by facsimile
         ----------------
transmission and in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement. This Agreement supersedes all prior agreements or understandings of the Shareholders on the subject matter of this Agreement. This Agreement (i) shall not be modified by any oral agreement, either express or implied, and all amendments or modifications of this Agreement shall be in writing and be signed by all of the Shareholders, and (ii) shall be binding on and shall inure to the benefit of the Shareholders and their respective heirs, legal representatives, successors, and permitted assigns, if any. None of the rights, duties, or obligations under this Agreement of any Shareholder may be assigned, delegated, or transferred expressly, by operation of law, merger, or otherwise, without the prior written consent of the other Shareholder. Should any Shareholder be in default under or breach of any of the covenants or agreements contained in this Agreement, or in the event a dispute shall arise as to the meaning of any term of this Agreement, the defaulting or nonprevailing Shareholder shall pay all costs and expenses, including reasonable attorneys' fees, of the other Shareholder(s) that may arise or accrue from enforcing this Agreement, securing an interpretation of any provision of this Agreement, or in pursuing any remedy provided by law whether such remedy is pursued or interpretation is sought by the filing of a lawsuit, an appeal, or otherwise. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, which internal laws exclude any provision or interpretation of such laws that would call for, or permit, the application of the laws of any other state or jurisdiction, and any dispute arising therefrom and the remedies available shall be determined solely in accordance with such internal laws. The Recitals are by this reference incorporated into and made a part of this Agreement.

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

     IN WITNESS WHEREOF, each of the Shareholders has executed this Joint Filing and Consent Agreement on or as of the date of this Agreement.



                                    _________________________________
                                    James Egide, an individual


                                    _________________________________
                                    R.J. Pittman, an individual


                                    _________________________________
                                    C.R. Fedrick, an individual


                                    _________________________________
                                    James Thompson, an individual


                                    _________________________________
                                    Ken Nagel, an individual


                                    _________________________________
                                    Stanton Jones, an individual


                                    _________________________________
                                    William Isetta, as Trustee for the Anne
                                    Marie Egide Judice Endowment


                                    _________________________________
                                    Chad Evans, an individual

                                   Exhibit A
                                       To
                       Joint Filing and Consent Agreement

                               Power of Attorney
                               -----------------


                                 [see attached]

                           Limited Power of Attorney

The undersigned hereby constitutes and appoints James Egide as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to (a) prepare, execute on behalf of the undersigned and file with the Securities and Exchange Commission one or more statements ("Section 13 Reports") pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the shares of common stock of Digital Courier International, Inc. beneficially owned by the undersigned and any group of which the undersigned is a part, and (b) to prepare, execute on behalf of the undersigned and file all amendments to any such Section 13 Reports (including an amendment at the end of the term of the Joint Filing and Consent Agreement dated November 30, 2001 reflecting the termination of the intent of the parties to such agreement to act as a group), and any and all instruments or documents filed as part of or in connection with any such Section 13 Report or any amendments thereto, and the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof. Execution of this Power of Attorney shall constitute a revocation of any and all previously executed limited powers of attorney of the undersigned appointing attorneys-in-fact to act on behalf of the undersigned with respect to the foregoing. This Limited Power of Attorney shall be effective as of the date set forth below and shall be valid for the period from the date hereof through the termination date of that certain Joint Filing and Consent Agreement dated November 30, 2001 to which the undersigned is a party.

     IN WITNESS WHEREOF, the undersigned has executed this instrument on this ___th day of November, 2001:


                                    _______________________________
                                    [print name of undersigned]


                                    ________________________________
                                    [signature of undersigned*]


     * If this Power of Attorney relates solely to the undersigned in his capacity as an officer, partner, trustee or similarly authorized representative of an entity, please clarify in this line "as __________ of __________"

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